Ex-99.906 CERT

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

We, Peter E. Sundman, Chief Executive Officer and John M. McGovern, Treasurer and Principal Financial and Accounting Officer of Neuberger Berman Equity Funds (“Registrant”), certify, pursuant to 18 U.S.C. Section 1350 enacted under Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.                                       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or 78o(d)); and

2.                                       The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 17, 2007

/s/ Peter E. Sundman
Peter E. Sundman,
Chief Executive Officer
Neuberger Berman Advisers Management Trust

/s/ John M. McGovern
John M. McGovern
Treasurer, Principal Financial and Accounting Officer
Neuberger Berman Advisers Management Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.